Exhibit (d)(36)

AMENDED AND RESTATED  SUB-ADVISORY AGREEMENT

between

PYRAMIS GLOBAL ADVISORS, LLC

and

STRATEGIC ADVISERS, INC.

AGREEMENT made this 5th day of March, 2010, and amended and restated on December 1, 2010 and June 7, 2012, as amended pursuant to an assignment and assumption agreement dated December 15, 2014, by and between Pyramis Global Advisors, LLC, a Delaware limited liability company (hereinafter called the "Sub Adviser") and Strategic Advisers, Inc., a Massachusetts corporation (hereinafter called the  "Adviser").

WHEREAS the Adviser has entered into a Management Contract with Fidelity Rutland Square Trust II, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (hereinafter called the "Fund"), on behalf of Strategic Advisers Core Income Fund (hereinafter called the "Portfolio"), pursuant to which the Adviser is to act as investment manager and adviser to the Portfolio, and

WHEREAS the Management Contract authorizes the Adviser to delegate to one or more other investment advisers any or all of the Adviser's duties and obligations under the Management Contract; and

WHEREAS, the Adviser wishes to retain the Sub-Advisor to render certain investment advisory services to the Fund with respect to the portion of the Fund's assets allocated to the Sub-Adviser, as determined from time to time by the Adviser, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Adviser and the Sub-Adviser agree as follows:

1.

(a)  The Sub-Adviser shall, subject to the supervision of the Adviser,  direct the investments of all or such portion of the Portfolio's assets as the Adviser shall designate in accordance with the investment objective, policies and limitations as provided in the Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the "1940 Act"), and such other limitations as the Portfolio may impose by notice in writing to the Adviser or Sub-Adviser.  The Sub-Adviser shall also furnish for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio; and shall pay the salaries and fees of all personnel of the Sub-Adviser performing services for the Portfolio relating to research, statistical and investment activities.  The Sub-Adviser is authorized, in its discretion and without prior consultation with the Portfolio or the Adviser, to buy,

1.

sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio.  The investment policies and all other actions ofthe Portfolio are and shall at all times be subject to the control and direction of the Fund's Board of Trustees.

(b)

The Sub-Adviser shall also furnish such reports, evaluations, information or analyses to the Fund and the Adviser as the Fund's Board of Trustees or the Adviser may request from time to time or as the Sub-Adviser may deem to be desirable.  The Sub-Adviser shall make recommendations to the Fund's Board of Trustees with respect to Portfolio policies, and shall carry out such policies as are adopted by the Trustees.  The Sub-Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement and which are not otherwise furnished by the Adviser.

(c)

The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or Sub Adviser.  The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolio and at commission rates which are reasonable in relation to the benefits received.  In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Sub-Adviser, Adviser or their affiliates exercise investment discretion.  The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer.  This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub Adviser and its affiliates have with respect to accounts over which they exercise investment discretion.  The Trustees of the Fund shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.

(d)

The Sub-Adviser shall vote (or arrange for the voting by its affiliates) all proxies solicited by or with respect to the issuers of securities in which the portion of the assets of the Portfolio allocated to the Sub-Adviser may be invested in accordance with the Sub-Adviser's proxy voting policies and procedures as approved by the Board of Trustees and in a manner that complies with applicable law; maintain records of all proxies voted on behalf of the Portfolio; and provide information to the Fund, the Adviser or their designated agent in a manner that is sufficiently complete and timely to ensure the Fund's compliance with its filing obligations under Rule 30bl -4 of the 1940 Act.

2.

As compensation for the services to be furnished by the Sub-Adviser hereunder, the Adviser agrees to pay the Sub-Adviser in accordance with the terms set forth in Schedule A attached hereto in respect of that portion of the Portfolio's assets managed by the Sub-Adviser.  Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Adviser, if any, in effect from time to time.

3.

It is understood that Trustees, officers, and shareholders of the Fund are or may be or become interested in the Adviser or the Sub-Adviser as directors, officers or otherwise and that directors, officers and stockholders of the Adviser or the Sub-Adviser are or may be or become similarly interested in the Fund, and that the Adviser or the Sub Adviser may be or become interested in the Fund as a shareholder or otherwise.

4.

It is understood that the Portfolio will pay all its expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Management Contract with the Portfolio.

5.

The Services of the Sub-Adviser to the Adviser are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder.  The Sub-Adviser shall for all purposes be an independent contractor and not an agent or employee of the Adviser or the Fund.

6.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Advisor, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

7.

(a)

Subject to prior termination as provided in sub-paragraph (d) of this paragraph 7, this Agreement shall continue in force until September 30, 2011, and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

(b)

This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretive releases or no-action letters of, the Commission or its staff.

(c)

In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 7, the terms of any continuance or modification of the Agreement must have been approved by the vote of a majority of those Trustees of the Fund who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)

(d)

Either the Adviser, the Sub-Adviser or the Portfolio may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Trustees or Directors, or by vote of a majority of its outstanding voting securities.  This Agreement shall terminate automatically upon the termination of the Management Contract between the Fund, on behalf of the Portfolio, and the Adviser.  This Agreement shall terminate automatically in the event of its assignment.

8.

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument or other organizational document of the Fund and agrees that any obligations of the Fund or the Portfolio arising in connection with this Agreement shall be limited in all cases to the Portfolio and its assets, and the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio.  Nor shall the Sub-Adviser seek satisfaction of any such obligation from the Trustees or any individual Trustee.

9.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE  WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS  THEREOF.

The terms "registered investment company," "vote of a majority of the  outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the Commission or its Staff.

Remainder ofpage  intentionally left blank.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized , and their respective seals to be hereunto affixed, all as of the date written above.

Schedule A

Pursuant to Section 2 of the Sub-Advisory Agreement (hereinafter the "Agreement") made the 5th day of March, 2010, and amended and restated on December 1, 2010 and June 7, 2012, as amended pursuant to an assignment and assumption agreement dated December 15, 2014, by and between Pyramis Global Advisors, LLC (hereinafter the "Sub-Adviser") and Strategic Advisers, Inc. (hereinafter the "Adviser"), the Sub-Adviser shall be compensated for the services it performs on behalf of Strategic Advisers Core Income Fund (hereinafter the "Portfolio") as follows:

1.

For purposes of calculating the fee to be paid to the Sub-Adviser under this Agreement, "Portfolio Assets" shall mean the portion of the net assets of the Portfolio managed by the Sub-Adviser pursuant to one of the following investment strategies as agreed to by the Adviser and the Sub-Adviser in separately negotiated investment mandates:  Core Investment Grade and Core Plus (each a "Strategy").

"Aggregated Assets"  for a particular Strategy shall mean the assets of all registered investment companies managed by the Adviser that are managed by the Sub Adviser or another Fidelity affiliate pursuant to that Strategy, including Portfolio Assets.

2.

The Adviser will pay the Sub-Adviser a monthly fee based on the average daily Portfolio Assets (computed in the manner set forth in the Trust's Trust Instrument) determined as of the close of business on each business day throughout the calendar month. Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Adviser, if any, in effect from time to time.  The Sub-Adviser's fee rate shall be determined on a cumulative basis pursuant to the effective rate applicable to Aggregated Assets managed pursuant to a specific Strategy based on the following rate schedules:

Core Investment  Grade Rate

0.275% (27.5 basis points) of the first $100 million in assets 0.20% (20 basis points) of the next $400 million in assets

0.12% (12 basis points) on any amount in excess of $500 million in assets Core Plus Rate

0.32% (32 basis points) on all assets Fixed Income Securitized

0.275% (27.5 basis points) of the first $100 million in assets 0.20% (20 basis points) of the next $400 million in assets

0.12% (12 basis points) on any amount in excess of $500 million in assets

The Sub-Adviser agrees to look exclusively to the Adviser, and not to any assets of the Trust or Portfolio, for the payment of the Sub-Adviser's fees arising under this Paragraph 2.

ASSIGNMENT  AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is dated as of the  day of December, 2014 (the "Effective Date"), between Pyramis Global Advisors, LLC ("Pyramis"),

a limited liability company organized under the laws of the State of Delaware, Fidelity Investments  Money Management, Inc. ("FIMM"), a corporation organized under the laws of the State of New Hampshire, and Strategic Advisers, Inc. ("Strategic Advisers"), a corporation organized under the laws of the Commonwealth of Massachusetts.

WHEREAS, Strategic Advisers serves as investment adviser to Strategic Advisers Core Income Fund (the "Fund") pursuant to a management contract dated March 5, 201 O;

WHEREAS, Strategic Advisers has retained FIMM to provide investment management services pursuant to an investment sub-advisory agreement dated March 5, 2010 (the "Sub-Advisory Agreement");

WHEREAS, FIMM desires to assign all of its rights, duties and obligations under the Sub Advisory Agreement to Pyramis;

WHEREAS, Pyramis desires to assume all of FIMM's rights, duties and obligations under the Sub-Advisory  Agreement;

WHEREAS, Strategic Advisers and Pyramis have agreed to re-execute the Sub-Advisory Agreement to designate Pyramis as the sub-adviser providing investment management services to the Fund, pursuant to the terms of the Sub-Advisory Agreement and this Agreement.

WHEREAS, Strategic Advisers has obtained a legal opinion dated November 17, 2014, from Dechert LLP (the "Opinion"), a copy of which it has provided to FIMM and Pyramis, concluding that the transfer of the Sub-Advisory Agreement from FIMM to Pyramis and the subsequent re-execution of the Sub-Advisory Agreement, as described in the Opinion, would not result in an "assignment" of the Sub Advisory Agreement within the meaning of Section 2(a)(4) of the Investment Company Act of 1940, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained in the Sub-Advisory Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which Strategic Advisers, FIMM and Pyramis hereby acknowledge, the parties agree as follows:

l . Each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Sub-Advisory Agreement.

2.

As of the Effective Date, FIMM hereby assigns all of its rights, duties and obligations under the Sub-Advisory Agreement to Pyramis.

3.

Pyramis hereby accepts the assignment and assumes all of FIMM' s rights, duties and obligations as sub-adviser for the Fund under the Sub-Advisory Agreement and agrees to be bound thereby.

4.

Strategic Advisers hereby consents to the assignment by FIMM of all of FIMM's rights, duties and obligations under the Sub-Advisory Agreement to Pyramis and the assumption by Pyramis of such rights, duties and obligations.

2.

5.

Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Sub-Advisory Agreement, all of which shall survive the execution and delivery of this Agreement. If any conflict exists between the terms of this Agreement  and the terms of the Sub-Advisory Agreement , the terms of the Sub-Advisory Agreement shall govern and control.

6.

This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts and applicable federal securities laws and regulations . To the extent that the applicable law of the Commonwealth of Massachusetts , or any of the provisions  herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

7.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN  WITNESS  WHEREOF , the  parties  hereto  have  executed  and  delivered  this Agreement  as  of the Effective Date.

Execution Copy

AMENDED AND RESTATED INVESTMENT  SUB-ADVISORY AGREEMENT AMONG

STRATEGIC ADVISERS,  INC., PYRAMIS GLOBAL ADVISORS, LLC AND

FIDELITY RUTLAND SQUARE TRUST II

AGREEMENT, made this 7th day of June, 2012, and amended and restated as of December 2, 2014, among Fidelity Rutland Square Trust II ("Trust"), a Delaware statutory trust, on behalf of Strategic Advisers Core Income Multi-Manager Fund (the "Fund"), Strategic Advisers, Inc. ("Adviser"), a Massachusetts corporation, and Pyramis Global Advisors, LLC ("Sub-Adviser"), a Delaware limited liability company.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

WHEREAS, the Adviser and the Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust, on behalf of the Fund, pursuant to a Management Contract dated June 7, 2012, as may be amended from time to time ("Advisory Agreement");

WHEREAS, the Advisory Agreement authorizes the Adviser to delegate to one or more other investment advisers any or all of the Adviser's duties and obligations under the Advisory Agreement; and

WHEREAS, the Trust and the Adviser wish to retain the Sub-Adviser to render certain investment advisory services to the Fund with respect to the portion of the Fund's assets allocated to the Sub-Adviser, as determined from time to time by the Adviser, and the Sub Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Sub-Adviser and the Trust as follows:

1.

Appointment

With respect to the portion of the assets of the Fund allocated, from time to time, by the Adviser to the Sub-Adviser, the Trust and the Adviser hereby appoint the Sub-Adviser to act as investment sub-adviser to the Fund for the periods and on the terms set forth herein. The Sub Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Section 8 of this Agreement.

2.

Services and Duties of Investment Sub-Adviser

Subject to the general supervision and oversight of the Adviser and the Board of Trustees of the Trust (the "Board"), the Sub-Adviser will:

(a)

provide a program of continuous investment management for the Fund in accordance with the Fund's investment objective and policies as stated in the Fund's prospectus and statement of additional information filed with the Securities and Exchange Commission ("SEC") on Form N-l A, as amended and supplemented from time to time (the "Registration Statement") and as provided by the Adviser to the Sub-Adviser;

(b)

invest and reinvest the portion of the assets of the Fund allocated to the Sub- Adviser by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use;

(c)

oversee the placement of purchase and sale orders on behalf of the Fund;

(d)

employ portfolio managers to make investment decisions and securities analysts to provide research services to the Fund;

(e)

subject to the understanding set forth in Section ll(a)(l ) of this Agreement, vote all proxies solicited by or with respect to the issuers of securities in which the portion of the assets of the Fund allocated to the Sub-Adviser may be invested in accordance with the Sub Adviser's proxy voting policies and procedures as approved by the Board and in a manner that complies with applicable law; maintain records of all proxies voted on behalf of the Fund; and provide information to the Trust, the Adviser or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust's compliance with its filing obligations under Rule 30bl -4 of the 1940 Act;

(f) maintain books and records with respect to the Fund's securities transactions in accordance with applicable laws, rules and regulations; and

(g)

to the extent reasonably requested by the Adviser or officers of the Fund, cooperate with and provide reasonable assistance to the Adviser and the Trust's other service providers by (1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Fund, (2) providing prompt responses to reasonable requests for information or assistance, including furnishing the Adviser and/or the Fund with statistical information as the Adviser and/or the Fund may reasonably request with respect to the securities that the Fund may hold, and (3) establishing appropriate processes to promote the efficient exchange of information.

The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

(h)

comply in all material respects with (1) the 1940 Act and the Advisers Act and all rules and regulations thereunder and any other applicable federal and state laws and regulations,

(2)

the rules and regulations of the Commodities Futures Trading Commission, (3) the Internal Revenue Code of 1986, as amended ("Code"), (4) the investment objectives, strategies, policies, limitations and restrictions of the Fund as described in the Registration Statement, (5) the Trust's

(2)

Trust Instrument and By-Laws or other organizational documents of the Trust  and  (6)  any written guidelines,  policies or instructions provided by the Adviser or the Board, provided the Sub-Adviser has had sufficient opportunity to implement such instructions;

The Adviser will provide the Sub-Adviser with advance notice of any  change  in  the Fund's investment objectives, strategies, policies, limitations and restrictions as stated in the Registration Statement or in any procedures and policies adopted by the Board and/or  the Adviser, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement and with respect to the portion of the Fund's assets allocated to the Sub-Adviser, manage the Fund's portfolio investments in compliance with such changes, provided the Sub Adviser has received prompt notice of the effectiveness  of such changes from the Trust or the Adviser and has had sufficient opportunity to implement  such changes.  In  addition  to  such notice, the Adviser shall provide to the Sub-Adviser a copy of the modified Registration Statement reflecting such changes provided that such Registration Statement was so modified.

(i)

manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M and, if applicable, section 817(h) of the Code and regulations issued thereunder;

G)     keep the Adviser and/or the Board informed of developments materially affecting the Fund's portfolio;

(k)

make available to the Board, the Adviser, the Trust's Chief Compliance Officer ("CCO") and the Trust's administrator, promptly upon their request, such copies of its records with respect to the Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board or the Adviser, the Sub-Adviser will complete periodic or special questionnaires and  furnish to the Board and/or the Adviser such periodic and special reports regarding the Fund and the Sub-Adviser including, but not limited to, reports concerning transactions and performance of the  Fund,  quarterly  and  annual compliance reports and certifications, reports regarding compliance with the Trust's procedures pursuant to Rules 17e-1, 17a-7, lOf-3 and l 2d3-1 under the 1940 Act  (as  applicable), fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determinations for securities or other instruments held  by the Fund such as, among others, securities purchased pursuant to Rule 144A and 4(2) commercial paper, compliance with the Sub-Adviser's Code of Ethics, and such other procedures or requirements that the Adviser may reasonably request from time to time;

(1)

make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Adviser and Sub-Adviser, either in person or, at the mutual convenience of the Board, the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other matters relating to the management of the Fund;

(m)

review draft reports to shareholders and other documents provided to the Sub- Adviser with respect to the information therein that pertains to the Sub-Adviser or the services provided by the Sub-Adviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents;

(m)

(n)

use no material, non-public information concerning portfolio companies that may be in its possession or the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information, in providing investment advice or investment management services to the Fund;

(o)

promptly notify the Trust, the Adviser and the Board in the event that the Sub- Adviser or any of its affiliates becomes aware that the Sub-Adviser: (i) is subject to a statutory disqualification that prevents the Sub-Adviser  from serving  as investment  adviser pursuant  to this Agreement; (ii) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (iii) is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; or

(iv) is served or otherwise receives notice of any action, suit, proceeding, inquiry  or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust or the Adviser or their affiliates; or is involved in any pending litigation or administrative proceeding involving the affairs of the Trust or the Adviser or their affiliates brought against the Sub-Adviser or any of its management persons (as defined in Rule 206(4)-4 under the Advisers Act). The Sub-Adviser further agrees to notify the Trust and the Adviser promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Trust's Registration Statement, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Adviser will promptly notify the Trust, the Adviser and the Board if its chief executive officer or any member of the portfolio management team named in the Registration Statement for the Fund changes, or if there is an actual change in control or management of the Sub-Adviser within the meaning of Rules 2a-6 and 202(a)(l )-1 under the 1940 Act and Advisers Act, respectively;

(p)

not disclose information regarding Fund characteristics, trading history, portfolio holdings, performance information or any other related information to any third-party, except in compliance with the Trust's policies on disclosure of portfolio holdings or as requested by the Adviser; however, Sub-Adviser may include the Fund's performance information  in  the calculation of composite  performance information, provided that the Fund's performance information is included in the composite in such as way as to prevent anyone from identifying the information contributed by the Fund. In addition, the Adviser acknowledges that the Sub Adviser manages other accounts following the same investment strategy as the Fund and that these accounts may have different portfolio holdings disclosure policies;

(q)

provide the Adviser, the Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Adviser, the Trust or the Board in complying with applicable laws, rules and  regulations,  including  requirements  in  connection with the preparation and/or filing of the Fund's Form N-CSRs and Form N-Qs;

(r)

provide reasonable assistance to the Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Adviser, custodian or recordkeeping  agent

(m)

seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance may include (but is not limited to): (i) designating and providing access to one or more employees of the Sub-Adviser or its affiliates who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) providing reasonable assistance to the Adviser or the custodian in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund, upon the reasonable request of the Adviser or custodian; (iii) upon the request of the Adviser  or the custodian, provide assistance in fair valuation of the Trust; and (iv) maintaining records as required by applicable law with respect to any securities valuation assistance  provided hereunder, and providing such information to the Adviser or the Trust upon request, with such records being deemed Fund records;

(s)

not consult with any other investment sub-adviser of the Trust (if any), or with the sub-adviser to any other  investment company (or separate series thereof) managed by the Adviser concerning the Fund's transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-l(a) and (b) under the 1940 Act, and, to the extent that multiple sub-advisers may be engaged to provide services to the Fund, the Sub-Adviser shall be responsible for providing investment advisory services only with respect to such portion of the Fund's assets as may from time to time be allocated to the Sub-Adviser by the Adviser; and

(t)

provide the Trust and the Adviser with a copy of its Form ADV as most recently filed with the SEC and, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Trust and the Adviser; and provide the Trust and the Adviser with a copy of its Form ADV Part II as updated from time to time. The Adviser hereby acknowledges having received a current copy of the Sub-Adviser's Form ADV Part II, current as of the date hereof.

In performing its obligations under this Agreement, the Sub-Adviser may rely upon information concerning the Fund's books and records provided to it by the Adviser, the custodian(s) or other agent(s) designated by the Adviser, and will not independently verify the accuracy or completeness of such information. The Sub-Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) shall not be liable for any loss, claim or damages related to such reliance.

3.

Obligations of the Adviser and the Fund

The Adviser will provide, or has provided, to the Sub-Adviser, with a copy of the Registration Statement as filed with the SEC, and of the policies and procedures adopted by the Board and/or the Adviser which the Sub-Adviser is required to implement in managing the portion of the assets of the Fund allocated to the Sub-Adviser or such other information or documents necessary for the management of the Sub-Adviser's allocated portion of Fund assets as the Sub-Adviser shall reasonably request or as required by applicable law or regulation. Throughout the term of this Agreement, the Adviser shall continue to provide such information and documents to the Sub-Adviser, including any amendments, updates or supplements to such information or documents before or at the time the amendments, updates or supplements become effective.

4.

Brokerage

The Sub-Adviser may place orders pursuant to its investment determinations for the Fund directly with the issuers of the securities, or with brokers or dealers selected by the Sub-Adviser. The Sub-Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Fund. The Sub-Adviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Sub-Adviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for the Fund transaction, the Sub-Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser may cause the Fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Sub-Adviser to the Fund in compliance with Section 28(e) of the 1934 Act. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Sub-Adviser and its affiliates are authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions. The Sub-Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Fund with orders for its other clients where: (i) such aggregation or bunching of orders is not inconsistent with the Fund's investment objectives, policies and procedures, (ii) the allocation of the securities so purchased or sold, as well as the allocation of expenses incurred in any such transaction, shall be made by the Sub-Adviser in a manner that complies with the Sub-Adviser's trade allocation policies and procedures approved by the Board and is fair and equitable in the judgment of the Sub-Adviser and is consistent with the Sub-Adviser's fiduciary obligations to the Fund and each of its other clients.

5.

Books, Records and Regulatory Filings

(a)

The Sub-Adviser agrees to maintain and to preserve for the applicable periods any such records as are required to be maintained by the Sub-Adviser with respect to the Fund by the 1940 Act and rules adopted thereunder, and by any other applicable laws, rules and regulations. The Sub-Adviser further agrees that all records that it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

(b)

The Sub-Adviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws, rules and regulations.

(c)

The Sub-Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Sub-Adviser also shall make all required filings on Schedule  13D or 13G and Form 13F (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Fund due to the activities of the Sub-Adviser. The Sub-Adviser shall be the sole filer of Form 13F with respect to the portion of the assets of the Fund allocated to the Sub Adviser by the Adviser.

6.

Standard of Care, Limitation of Liability and Indemnification

(a)

The Sub-Adviser shall exercise its best judgment in rendering the services under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Adviser or the Fund, or affiliated persons of the Adviser or the Fund (collectively, the "Adviser Indemnitees") in connection with the matters to which this Agreement relates except a loss resulting from the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard  of its obligations and duties, under this Agreement; provided, however, that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser Indemnitees for, and the Sub-Adviser shall indemnify and hold harmless the Adviser Indemnitees from, any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) to which any of the Adviser Indemnitees may become subject arising out of or resulting from (i) the Sub-Adviser's failure to meet its standard of care and thereby causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's current Registration Statement or the most current written guidelines, policies or instruction provided in writing by the Board or the Adviser, (ii) the Sub-Adviser causing the Fund to fail to satisfy the diversification or source of income requirements of Subchapter M and,  if applicable, section 817(h) of the Code and the regulations issued thereunder, (iii) any untrue statement of a material fact contained in the Registration Statement, proxy  materials,  shareholder  reports, advertisements, sales literature, or other materials pertaining to the Trust or the Fund or the omission to state therein a material fact known to the Sub-Adviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Sub-Adviser for use therein, or (iv) the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations

(a)

and duties, under this Agreement, or otherwise for breach of this Agreement by the Sub-Adviser. In addition, the Sub-Adviser shall indemnify and hold harmless the Trust and the Fund from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) to which either the Trust or the Fund may become subject directly arising out of or resulting from a breach of fiduciary duty by the Sub-Adviser under Section 36(b) of the 1940 Act with respect to the receipt of compensation for its services under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or the Fund may have under federal or state securities laws.

(b)

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument or other organizational document of the Trust and agrees that any obligations of the Trust or the Fund arising in connection with this Agreement shall be limited in all cases to the Fund and its assets, and the Sub-Adviser shall not seek satisfaction of any such obligation from any other fund of the Trust or the shareholders or any individual shareholder of the Fund. Nor shall the Sub-Adviser seek satisfaction of any such obligation from the trustees of the Trust (each, a "Trustee" and, together, the "Trustees") or any individual Trustee or any officers.

(c)

As used in this Section 6, the term "Sub-Adviser" shall include any officers, directors, employees, independent contractors or other affiliates of the Sub-Adviser performing services with respect to the Fund.

(d)

The Adviser agrees to indemnify and hold harmless the Sub-Adviser from and against, any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) to which the Sub-Adviser may become subject directly arising out of or resulting from, the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.

Risk  Acknowledgement

The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis. The Adviser understands that investment decisions made for the Fund by the Sub-Adviser are subject to various market, currency, economic, political, business and structure risks and that those investment decisions will not always be profitable.

8.

Compensation

The Sub-Adviser shall be compensated for the services rendered pursuant to this Agreement in accordance with the terms set forth on Schedule A attached hereto.

9.

Expenses

The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement, excluding those costs of the Fund associated with brokerage activities. The Sub-Adviser shall bear all expenses and costs of the Trust (including reasonable attorney's fees), if any, arising out of a termination or possible termination of this Agreement as a result of an assignment caused by a change of control or management of the Sub-Adviser, including the preparation and mailing  of an information statement to shareholders pursuant to a "manager-of managers" exemptive order from the SEC, or the preparation, mailing,  solicitation  and  other costs associated with the use of a proxy statement relating to a shareholder vote in respect of a new sub-advisory agreement. The foregoing obligations of the Sub-Adviser shall apply in any circumstance in which the Adviser, in consultation with internal or outside counsel to the Trust, deems that an actual or possible assignment of this Agreement has or may occur, and determines that an information statement should be used, or a vote of shareholders should be obtained, as the case may be.

10.

Services to Other Companies or Accounts

The investment advisory services of the Sub-Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of the Fund) and to engage in other activities, provided that such other services and activities do not interfere with or impair the Sub-Adviser's ability to fulfill its duties and obligations under this Agreement. If the Sub-Adviser provides any advice to its clients concerning investment in the shares of the Fund, the Sub-Adviser shall act solely for such clients in that regard and not in any way on behalf of the Adviser, the Trust or the Fund.

11.

Compliance Matters

(a)

The Sub-Adviser understands and agrees that it is  a  "service  provider"  to  the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with the Adviser and the Trust and its Trustees and officers, including the Trust's CCO, with respect to (i) any and all compliance-related matters, and (ii) the Trust's efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the "federal securities laws" (as that term is defined by Rule 38a-l) by the Trust, the Adviser and the Sub-Adviser. In this regard, the Sub-Adviser shall:

(1)

submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Sub-Adviser's applicable compliance policies and procedures;

(2)

submit annually (and at such other times as the Trust may reasonably request) to the Trust's CCO  and the Adviser for consideration by the Board, a report discussing the adequacy and effectiveness of the Sub-Adviser's compliance program, and fully describing any material amendments to such compliance program since the most recent such report;

(3)

provide periodic reports and certifications concerning the Sub-Adviser's compliance program and special reports in the event of material compliance matters;

(4)

provide the Adviser and the Trust and its Trustees and officers with reasonable access, including on-site visits with the Sub-Adviser as may be reasonably requested  from time to time, to information  regarding  the aspects of the  Sub-Adviser's

(1)

compliance program that may expose the Adviser and the Trust to compliance risks or lead to a violation by the Trust, the Adviser or the Sub-Adviser of the federal securities laws;

(5)

permit the Adviser and the Trust and its Trustees and officers to maintain an active working relationship with the Sub-Adviser's compliance personnel by, among other things, providing the Adviser and the Trust's CCO and other officers with a specified individual within the Sub-Adviser's organization to discuss and address compliance-related  matters;

(6)

provide the Adviser and its chief compliance officer and the Trust and its Trustees and officers, including the Trust's CCO, with such certifications as may be reasonably requested; and

(7)

reasonably cooperate with any independent registered public accounting firm engaged by the Trust, ensure that all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm's opinion, and each year provide the Adviser and such independent registered public accounting firm with a copy of the annual SAS 70 Report prepared by the Sub-Adviser's independent auditors regarding the Sub-Adviser's internal controls.

(b)

The Sub-Adviser represents, warrants and covenants that it has implemented and shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act.

(c)

Notwithstanding anything to the contrary herein, the Adviser acknowledges that Sub-Adviser is not the compliance agent for the Trust or for the Adviser, and does not have access to all of the Trust's books and records necessary to perform certain compliance testing. Any of the Sub-Adviser's agreement to perform the services in this Section 11 or elsewhere in this Agreement is subject to the understanding that the Sub-Adviser shall perform such services based upon its books and records with respect to the Fund, which comprise a portion of the Trust's book and records.

(d)

The Adviser will provide the Sub-Adviser records to facilitate the Sub-Adviser's ability to meet the Sub-Adviser's obligations under Rule 206(4)-5 of the Advisers Act. The Sub Adviser shall treat such records as subject to the applicable confidentiality provision(s) under this Agreement, provided that at no time, unless so required by the applicable laws or relevant regulatory authorities, shall the records be disclosed to or otherwise made available to and shared with any third party or the general public.

12.

Duration and Termination

(a)

This Agreement shall be effective immediately as of the date set forth above and shall continue in effect for two years from its effective date with respect to the Fund, unless sooner terminated as provided herein, and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees or (ii) a vote of a "majority" (as defined in the  1940 Act) of the Fund's outstanding voting

(a)

securities, provided that in either event the continuance is also approved by a majority of the Trustees who are neither (A) parties to this Agreement nor (B) "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

(b)

This Agreement is terminable with respect to the Fund, without penalty, on sixty

(60) days' written notice to the Sub-Adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the Fund or (ii) by the Adviser. This Agreement is terminable with respect to the Fund, without penalty, by the Sub-Adviser upon ninety (90) days' written notice to the Adviser and the Trust. In addition, this Agreement will terminate with respect to the Fund in the event of the termination of the Advisory  Agreement with respect to the Fund. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

(c)

In the event of a termination of this Agreement for any reason with respect to the Fund, the Sub-Adviser shall reasonably cooperate with any transition manager or successor investment sub-adviser and with the Adviser in transitioning the management of the Fund to one or more new sub-advisers or to the Adviser, including, without limitation, providing the transition manager, at such intervals as the transition manager may request, with a list of holdings for the portion of Fund assets under the Sub-Adviser's management and such other information as required by the transition management agreement, into which the Adviser and the transition manager will, at that time, enter.

(d)

Termination of this Agreement shall not affect the rights or obligations of the Adviser, the Adviser Indemnitees and the Sub-Adviser under Section 6 of this Agreement.

13.

Use of Name

(a)

The Sub-Adviser hereby consents to the use of its name and the names of its affiliates in the Fund's disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Sub-Adviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, the Trust, the Fund or any of their affiliates in its marketing materials unless it first receives prior written approval of the Trust and the Adviser.

(b)

It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

14.

Confidential  Information

(a)

Each party agrees that it will treat confidentially all information provided by any other party (the "Discloser") regarding the Discloser's businesses and operations, including without limitation the investment activities or holdings of the Fund ("Confidential Information").

(a)

All Confidential Information provided by the Discloser shall be used only by the other party hereto (the "Recipient") solely for the purposes of rendering services pursuant to this Agreement, and shall not be disclosed to any third party without the prior consent of the Discloser, except for any party that is under common control with the Recipient and except for a limited number of employees, attorneys, accountants and other advisers of the Recipient on a need-to-know basis and solely for the purposes of rendering services under this Agreement.

(b)

Confidential Information shall not include any information that: (i) is public when provided or thereafter becomes public through no wrongful act of the Recipient; (ii) is demonstrably known to the Recipient prior to execution of this Agreement; (iii) is independently developed by the Recipient through no wrongful act of the Recipient in the ordinary course of business outside of this Agreement; (iv) is generally employed by the trade at the time that the Recipient learns of such information or knowledge; or (v) has been rightfully and lawfully obtained by the Recipient from any third party.

(c)

In the event that the Recipient is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any of the Discloser's Confidential Information, the Recipient will give the Discloser prompt written notice of such request or requirement to allow the Discloser an opportunity to obtain a protective order or otherwise obtain assurances that confidential treatment will be accorded to such Confidential Information. In the event that such protective order or other remedy is not obtained, disclosure shall be made of only that portion of the Confidential Information that is legally required to be disclosed. All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information.

15.

Amendment

This Agreement may be amended in writing signed by the parties to this Agreement in a manner that is  in accordance with applicable laws, rules and regulations, as modified or interpreted by any applicable order, exemptive relief or interpretative release issued by the SEC.

16.

Notices

All notices hereunder shall be provided in writing, by facsimile or by email. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by fax; or upon read receipt or reply if delivered by email, at the following addresses:

Ifto the Trust:

Fidelity Rutland Square Trust II 82 Devonshire Street

Boston, MA 02109 Attn.: Marc Bryant

Ifto the Adviser:

Strategic Advisers, Inc.

82 Devonshire Street

Boston, MA 02109

Attn.: Chief Operating Officer

With Copy to:

Strategic Advisers, Inc.

82 Devonshire Street

Boston, MA 02109 Attn.: Karen Benoit

Ifto the  Sub-Adviser:

Pyramis Global Advisors, LLC 900 Salem Street

Smithfield, RI 02917 Attn:  Patrick Sheppard

patrick.sheppard@pyramis.com

17.

Miscellaneous

(a)

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)

Titles or captions of sections in this Agreement are inserted  only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c)

This Agreement may be executed  in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d)

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the choice of laws provisions of that or any other jurisdiction. To the extent that the applicable laws of The Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control. The parties irrevocably consent to submit to the jurisdiction of any federal or state court sitting in The Commonwealth of Massachusetts.

(e)

If any provision of this Agreement shall be held or made invalid by a  court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(f)

Notwithstanding anything herein to the contrary, the Sub-Adviser shall be an independent contractor. Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, the Trust or the Fund, except to the extent expressly authorized by this Agreement.

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